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* Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Commission.

STRATEGIC MARKETING AGREEMENT

AGREEMENT, dated as of May, 1999 by and between BigStar Entertainment, Inc.
     ("BigStar") a Delaware corporation with offices at 19 Fulton St. 5th Floor, New York, NY, 10038 Tel. 212/422-1160, Fax. 212/422-1950 and Baker &
     Taylor, Inc. ("B&T") 2709 Water Ridge Parkway, Charlotte, NC 28217, Tel., 704/329-9102, Fax 704/329-9105.

     BigStar wishes to establish a strategic marketing relationship with B & T pursuant to the terms and conditions set forth herein.

1)   Term
The initial term of this Agreement will begin on May 1, 1999 and will end December 31, 2000. This Agreement will renew automatically for 24 month Additional Terms unless cancelled in writing by either party with 90 days notice prior the end of the preceding term.

2)   B & T Duties
B & T shall be responsible for all of the following:

     a) Fulfillment of entertainment products, order processing and customer fulfillment terms ("Fulfillment Services") for BigStar and BigStar customers pursuant to the terms and conditions set forth in the Agreement dated 18 February, 1998 between B&T and BigStar, except as expressly revised by the terms of this Agreement.
     b) Expansion of credit for the purchase of goods ("Purchases") from B & T for BigStar to $1 million with 60 day payment terms (the "B&T Credit"), such credit terms to be expanded to at least $[*] upon the successful completion of an Initial Public Offering by BigStar (the "IPO") of $[*] of BigStar common stock or more. These credit terms will become subject to B & T's standard reasonable commercial credit terms [*] months after the completion of an IPO or [*] months after the signature date of this Agreement, if no IPO is completed in that time.
     c) Reasonable commercial best efforts to assist in the sourcing and price negotiation of advertising media co-operative funding, barter advertising opportunities, market development funds and:
     d) Other areas of cooperation that B & T may feel is in the best interest of BigStar.

3)   No Obligation to Purchase
BigStar shall no obligation to make any minimum purchases from B & T and this Agreement is mutually non-exclusive.

4)   Warrant Agreement
In additional consideration for the rights and agreements detailed in this Agreement, BigStar will grant warrants that provide B & T with the right, but not the obligation, to purchase 60,000 BigStar Entertainment Inc. shares at $4.00 per share at any time in the next 3 years. These warrants will be subject to the terms of, and detailed further in, a "B & T BigStar Warrant Agreement" attached in draft form as Appendix I. The current outstanding stock of BigStar is detailed in Appendix II [NOTE BigStar Entertainment is currently filing a 4:1 stock split with the State of Delaware. The Terms in this Agreement are all on a "post-split" basis.]

5)   Termination
Subject to Section 1 herein, this Agreement shall terminate pursuant to the terms and conditions of the Fulfillment Services agreement.

6)   Confidentiality
Each party acknowledges that during the course of this Agreement it may be entrusted with certain confidential information of the other party that is identified as such in writing, and agrees that it will protect
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the confidentiality thereof with the same measures that it would use to protect its own similar information, but in no event shall the care be less than reasonable and that it will not (i) use such confidential information for any purpose except the performance of this Agreement, or (ii) disclose any such confidential information to any person except employees on a need to know basis where such persons have agreed to be contractually bound by this confidentiality provision. These obligations shall not apply to any information generally available to the public or information approved for release by BigStar and Subscriber without restriction.

7) Governing Law
   This Agreement shall be governed pursuant to the governing law and contents of law provisions of the Fulfillment Services agreement.

8) Dispute Resolution
   All disputes shall be governed pursuant to the dispute resolution provisions of the Fulfillment Services agreement.

9) General Provisions
   The provisions hereof, including the attachments and any written supplemental agreement hereto signed as of the date hereof constitute the entire agreement between the parties relating to the transactions contemplated herein and merge and supersede all prior discussions, agreements, and understandings of every kind and nature between them. No oral modification or additions hereto shall be binding. Neither party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be duly set forth in a writing signed by an authorized officer of the party hereto which is to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement

Baker & Taylor, Inc.                           BigStar Entertainment, Inc.

/s/ W. Polich/Pres.                                David Friedensohn
-------------------------                      -------------------------
     (Name & Title)                                 (Name & Title)

/s/ W. Polich                                  /s/ David Friedensohn
-------------------------                      -------------------------
      (Signature)                                    (Signature)

         5/3/99
-------------------------                      -------------------------
         (Date)                                         (Date)